SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 7, 2007

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                  001-16533                   63-1261433
 (State of Incorporation)    (Commission File No.)       (IRS Employer I.D. No.)


     100 Brookwood Place, Birmingham, Alabama                    35209
      (Address of Principal Executive Office)                  (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

     On March 7, 2007 our Board of Directors approved our Compensation Committee's recommendation for payment of annual incentive awards to each of ProAssurance's senior executive officers for the year ended December 31, 2006. We pay bonuses (annual incentive awards) in cash and in shares of our common stock, based on the market value of the shares on the date our Board of Directors approves the annual incentive awards.

     The stock portion of the annual incentive award is funded by the shares of common stock reserved for issuance under ProAssurance's 2004 Equity Incentive Plan, which was approved by our stockholders at the annual meeting held on May 19, 2004.

     The following annual incentive awards were approved for the named executive officers in the proxy statement for the 2006 Annual Meeting of Stockholders (the "2006 Proxy Statement"): A. Derrill Crowe, Chairman and Chief Executive Officer
- $714,625, which includes 6,456 shares valued at $332,384; Victor T. Adamo, Vice Chairman and President - $350,138, which includes 3,163 shares valued at $162,855; Paul R. Butrus, President and Vice Chairman - $189,974, which includes 1,716 shares valued at $88,360; Edward L. Rand, Jr., Chief Financial Officer and Senior Vice President of Finance - $215,000, which includes 1,942 shares valued at $100,000; and Howard H. Friedman, Senior Vice President - $198,875, which includes 1,796 shares valued at $92,500. These annual incentive awards will also be disclosed as part of the 2006 compensation data to be reported in our proxy statement for the 2007 Annual Meeting of Stockholders to be filed before April 30, 2007 (the "2007 Proxy Statement").

     In addition to the annual incentive awards, the Board of Directors approved awards of long-term incentive compensation to our senior executive officers in the form of stock options and performance shares under the 2004 Equity Incentive Plan. The long term incentive awards will be considered part of the 2007 compensation to the executive officers and will not be disclosed in the 2007 Proxy Statement. The option price for each option is $51.48 per share, being the closing price of a share of our common stock on the New York Stock Exchange on the date of grant, March 7, 2007. Each option vests at the rate of 20% per year over a period of five years. On average, the options has a estimated fair value, calculated using the Black-Scholes Option Pricing Model, of $17.81 per share on the date of grant. The average assumptions used in calculating the value of the options were expected volatility of 0.24, risk free return to 4.4% and a dividend value of zero, and an expected term of six years.

     The following option awards were granted as long-term compensation to the named executive officers in our 2006 Proxy Statement: A. Derrill Crowe - 25,000 shares valued at $445,150; Victor T. Adamo - 15,000 shares valued at $267,090; Paul R. Butrus - 6,250 shares valued at $111,288; Edward L. Rand, Jr. - 12,500 shares valued at $222,575; and Howard H. Friedman - 12,500 shares valued at $222,575.




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


     The following table reflects the number of performance shares awarded as long-term compensation for our named executive officers in the 2006 Proxy
Statement:

                                                                                       Value
               Name and Principal Position             Target    Maximum   Threshold    ($)
  A. Derrill Crowe, Chairman and Chief Executive        8,335    10,415      6,250    429,086
  Officer of ProAssurance

  Victor T. Adamo, Vice Chairman and Chief Operating    5,000     6,250      3,750    257,400
  Officer of ProAssurance

  Paul R. Butrus, Vice Chairman of ProAssurance         2,085     2,605      1,565    107,336

  Edward L. Rand, Jr., Chief Financial Officer and      4,170     5,210      3,130    214,672
  Senior Vice President of Finance

  Howard H. Friedman                                    4,170     5,210      3,130    214,672
  Senior Vice President-ProAssurance

     The value in the above table assumes that the target number of performance shares will be awarded at a per share price equal to $51.48, the closing price of a share of our common stock on the New York Stock Exchange on the date of grant, March 7, 2007.

     Our Board of Directors also approved the Compensation Committee's recommended base salaries for our senior executive officers effective April 1, 2007. The following table reflects the 2007-08 salaries for the principal executive officer, principal financial officer, and other named executive officers in ProAssurance's 2006 Proxy Statement:


                                                       2007 Salary   2006 Salary
               Name and Principal Position                 ($)           ($)
  A. Derrill Crowe, Chairman and Chief Executive         715,000       707,200
  Officer of ProAssurance

  Victor T. Adamo, Vice Chairman and Chief Operating     500,000       495,000
  Officer of ProAssurance

  Paul R. Butrus, Vice Chairman of ProAssurance          470,000       470,000

  Edward L. Rand, Jr., Chief Financial Officer and       395,000       378,000
  Senior Vice President of Finance

  Howard H. Friedman                                     426,400       410,000
  Secretary and Senior Vice President-ProAssurance

     The base salaries will be reflected as part of the 2007 and 2008 compensation and will not be included in the disclosure of 2006 Compensation in the 2007 Proxy Statement.



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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007



                                                 PROASSURANCE CORPORATION







                                                 By:   /s/ Edward L. Rand, Jr.
                                                 -------------------------------
                                                       Edward L. Rand, Jr.
                                                       Chief Financial Officer








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